BRADLEY PHARMACEUTICALS, INC.
	                  		CONDENSED CONSOLIDATED
		                 	STATEMENTS OF CASH FLOWS
		                      	(UNAUDITED)

                                                     						Three Months Ended
			        			                                                  March 31,
				                                                       	1998       		1997

Cash flows from operating activities:
 Net income	                                         	$   403,556 $	   212,433
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities
   Depreciation & amortization       				                 273,434      405,688
   Other					                                               7,961      		 -
   Changes in operating assets and liabilities
    Accounts receivable					                           (2,250,120)  (1,248,306)
    Inventory and prepaid samples and materials           111,206      247,690
    Income taxes payable                                  229,700       97,550
    Prepaid expenses and other                             (9,097)      27,113
    Accounts payable and accrued expenses               1,180,258      796,423
		                                                     ----------			----------
Net cash provided by (used in) operating activities				   (53,102)     538,591 "
	                                                      ----------			----------
Cash flows from investing activities:
  Additional investments in trademarks, patents and
     other intangible assets                              (18,673)     (20,334)
  Purchase of property & equipment - net                 (100,163)        (536)
                                                       ----------   ----------
Net cash used in investing activities					               (118,836)     (20,870)
					                                                  ----------		 ----------

Cash flows from financing activities:
  Payment of notes payable                                   -   		   (479,326)
  Revolving credit line, net                              567,703         -
  Proceeds from exercise of stock options                   3,438         -
  Purchase of treasury shares                             (48,974)     (29,014)
                                                       ----------			----------
Net cash provided by (used in) financing activities					  522,167     (508,340)
                                                       ----------			----------

Increase in cash and cash equivalents	         				       350,229        9,381

Cash and cash equivalents at beginning of period					     513,971         -
							                                                ----------   ----------
Cash and cash equivalents at end of period		        		$	  864,200  $	    9,381
    			                                                ==========   ==========



                             			(Continued)

                                  			5